UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) March 6, 2014

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20430	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

6100 Uptown Blvd NE, Suite 600
Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852             (505) 255-4852 FREE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ X ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ X ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

SANTA FE GOLD AMENDS MOGOLLON OPTION AGREEMENT

On March 11, 2014 the Company announced that it has entered into an amended option agreement with Columbus Exploration Corporation (CLX: TSX-V) (formerly Columbus Silver Corporation) whereby Santa Fe can earn a 100% interest in Columbus’ Mogollon Project by immediately paying US$50,000 to Columbus, followed by a binding and mandatory US$950,000 payment upon closing of Santa Fe’s proposed merger with Tyhee Gold Corp. (TDC: TSX-V).

Pursuant to the terms of the amended agreement, if Santa Fe’s proposed merger with Tyhee Gold Corp. does not close, Santa Fe will have the option of paying US$950,000 within three months of the news release announcing the cancellation of the proposed merger and upon such payment it would earn the 100% interest in the Mogollon Project. The amended agreement amends and restates the original option agreement between Columbus Exploration and Santa Fe dated effective September 19, 2012, as amended effective June 28, 2013; all other material terms remain unchanged.

Exhibit
Number	Description
2.1	Amended and Restated Option Over Mogollon Property Agreement dated as of March 6, 2014

99.1	Press Release dated March 11, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: March 11, 2014	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer